Exhibit 99
John W. Rowe Chairman, President & Chief Executive Officer Merrill Lynch Global Power & Gas Leaders Conference New York City September 28, 2005 Moving Competition Forward

Forward-Looking Statements This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation's 2004 Annual Report on Form 10-K in (a) ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations-Business Outlook and the Challenges in Managing the Business for each of Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 20, ComEd-Note 15, PECO-Note 14 and Generation-Note 16 and (2) Exelon's Current Report on Form 8-K filed on May 13, 2005 in (a) Exhibit 99.2 Management's Discussion and Analysis of Financial Condition and Results of Operations - Exelon - Business Outlook and the Challenges in Managing the Business and (b) Exhibit 99.3 Financial Statements and Supplementary Data - Exelon Corporation and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). A discussion of risks associated with the proposed merger of Exelon and Public Service Enterprise Group, Incorporated (PSEG) is included in the joint proxy statement/prospectus that Exelon filed with the SEC pursuant to Rule 424(b)(3) on June 3, 2005 (Registration No. 333-122704). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation.

Moving Earnings Forward Note: See presentation appendix for reconciliation of adjusted (non-GAAP) operating EPS to GAAP EPS 7.5% Annual Growth 2001 2002 2003 2004 2005E 2006E First Half 2005 Highlights: Pension funding Sithe exit Favorable weather Strong generation margins Year-to-date Results:

Moving the Merger Forward Generation PEG: EXC: FERC issued merger approval order on 7/1/05 PECO announced settlement with major parties on 9/13/05, subject to approval

Recent Developments in Illinois

The Illinois Restructuring Act From integrated regulation to a regulated delivery business with a competitive generation business During the mandatory transition period, an electric utility may . . . sell, assign, lease or otherwise transfer assets to an affiliated or unaffiliated entity . . . . Article 16, Sec 111 (g) The Commission shall not in any subsequent proceeding or otherwise, review such a reorganization or other transaction authorized by this Section . . . . Article 16, Sec 111 (g) (vi) Illinois Commerce Commission (ICC) expressly authorized transfer of ComEd assets to Exelon Generation IT IS THEREFORE ORDERED ... that the transfer of Commonwealth Edison Company's nuclear generating station assets, nuclear decommissioning trusts and wholesale marketing assets . . . is approved . . . . ICC Order, August 17, 2000 After the PPA expires, ComEd will obtain its required supply from market sources, including Exelon Genco. Id.

Restructuring Act has succeeded for Illinois consumers Residential customers have enjoyed $3 billion in savings Since 1997, ComEd residential electric rates have been reduced 20% and frozen through the end of 2006 through the end of 2006 through the end of 2006 through the end of 2006 through the end of 2006 through the end of 2006 through the end of 2006 through the end of 2006 through the end of 2006 through the end of 2006 through the end of 2006 through the end of 2006 Source: Edison Electric Institute, 2004 Rate Cut and Freeze

Retail Competition More than 50% of large customer load >1 MW served by retail energy suppliers 23.5% of ComEd's total load served by retail energy suppliers 18 suppliers certified by ICC Eight suppliers serving 20,000 GWH load

Wholesale Competition ComEd joined PJM in 2004 PJM is the largest wholesale power market in the US - provides 160,000 MWs from 1,082 generating sources, serving 13 states and 51 million customers ComEd owns no generation Exelon Generation owns approximately 22% of the generation in Illinois 12,000 megawatts of independently owned generation built in Illinois since 1998

Improved Delivery Service ComEd has invested $3 billion in its distribution system since 2001 Nearly half of ComEd's investment has gone to address growth Another third has gone toward maintaining and upgrading existing infrastructure The result is fewer and shorter service interruptions 12/1/1998 1/1/1999 2/1/1999 3/1/1999 4/1/1999 5/1/1999 6/1/1999 7/1/1999 8/1/1999 9/1/1999 10/1/1999 11/1/1999 12/1/1999 1/1/2000 2/1/2000 3/1/2000 4/1/2000 5/1/2000 6/1/2000 7/1/2000 8/1/2000 9/1/2000 10/1/2000 11/1/2000 12/1/2000 1/1/2001 2/1/2001 3/1/2001 4/1/2001 May Jun Jul 8/1/2001 Sep Oct 11/1/2001 12/1/2001 Jan Feb Mar 4/1/2002 May Jun Jul 8/1/2002 Sep Oct Nov 12/1/2002 Jan Feb Mar 4/3/2003 5/3/2003 6/3/2003 7/3/2003 8/3/2003 9/3/2003 10/3/2003 11/3/2003 12/1/2003 1/1/2004 2/4/2004 3/4/2004 4/4/2004 5/4/2004 6/4/2004 7/4/2004 8/4/2004 9/4/2004 10/4/2004 11/4/2004 12/1/2004 Frequency * 2.21 2.22 2.21 1.82 1.82 1.76 1.72 1.83 1.74 1.69 1.66 1.49 1.49 1.41 1.44 1.43 1.48 1.6 1.52 1.35 1.4 1.46 1.48 1.47 1.46 1.44 1.38 1.37 1.36 1.23 1.24 1.31 1.33 1.29 1.33 1.34 1.32 1.28 1.25 1.31 1.25 1.23 1.27 1.23 1.18 1.16 1.09 1.08 1.08 1.08 1.1 1.06 1.09 1.2 1.11 1.31 1.31 1.28 1.26 1.33 1.34 1.32 1.34 1.36 1.36 1.35 1.39 1.2 1.23 1.23 1.26 1.24 1.24 Frequency Index without Storms except 7/30) 1.43 1.44 1.4 1.27 1.26 1.24 1.25 1.34 1.34 1.34 1.32 1.32 1.32 1.24 1.28 1.27 1.28 1.29 1.28 1.13 1.12 1.12 1.12 1.11 1.1 1.09 1.04 1.03 1.02 1.02 0.97 0.99 1 1.02 1.01 1.02 1 0.97 0.96 0.95 0.92 0.9 0.96 0.98 0.95 0.93 0.91 0.89 0.9 0.9 0.91 0.94 0.96 0.97 0.92 0.88 0.9 0.89 0.89 0.91 0.91 0.9 0.92 0.92 0.92 0.93 0.94 0.93 0.89 0.91 0.91 0.91 0.9 12/1/1998 1/1/1999 2/1/1999 3/1/1999 4/1/1999 5/1/1999 6/1/1999 7/1/1999 8/1/1999 9/1/1999 10/1/1999 11/1/1999 12/1/1999 1/1/2000 2/1/2000 3/1/2000 4/1/2000 5/1/2000 6/1/2000 7/1/2000 8/1/2000 9/1/2000 10/1/2000 11/1/2000 12/1/2000 1/1/2001 2/1/2001 3/1/2001 4/1/2001 May Jun Jul 8/1/2001 Sep Oct 11/1/2001 12/1/2001 Jan Feb Mar 4/1/2002 May Jun Jul 8/1/2002 Sep Oct Nov 12/1/2002 1/3/2003 2/3/2003 3/3/2003 4/3/2003 5/3/2003 6/3/2003 7/3/2003 8/3/2003 9/3/2003 10/3/2003 11/3/2003 12/1/2003 1/1/2004 2/4/2004 3/4/2004 4/4/2004 5/4/2004 6/4/2004 7/4/2004 8/4/2004 9/4/2004 10/4/2004 11/4/2004 12/1/2004 Duration * 273 274 274 212 211 205 195 207 184 176 175 136 138 136 132 131 134 158 154 129 139 141 144 144 145 145 148 148 144 112 116 120 110 105 103 103 103 103 102 106 106 107 105 99 97 97 96 96 96 96 95 90 91 98 94 177 175 168 168 168 167 167 165 166 167 166 164 111 128 129 130 131 128 Duration Index without Storms except July 30) 120 121 121 122 122 121 119 138 136 134 131 129 129 128 125 124 121 120 116 85 82 82 83 83 83 83 85 85 84 82 81 83 83 83 81 81 81 81 81 80 80 81 82 82 81 81 81 81 81 81 80 81 82 81 79 80 81 80 80 81 81 81 81 81 82 84 85 86 87 89 89 89 Fewer Interruptions 44% Improvement Shorter Interruptions 53% Improvement

Moving Illinois Forward Summer 2004 - ICC Stakeholder Seminars Consensus develops around competitive procurement process like New Jersey's descending clock auction ICC staff report recommends competitive procurement auction to provide post transition residential service February 2005 - ComEd files Procurement Case Auction patterned after successful process in NJ and will result in a reliable power supply at the lowest-available market price Hearings were recently completed and a final ICC order is due in January 2006 August 2005 - ComEd files Delivery Case Traditional rate case to recover prudently incurred costs to provide delivery service A final ICC order is due in July 2006

Citizens' Committee In coordination with others, help form Citizens' Committee Greg W. Baise, President and CEO, Illinois Manufacturers Association Carnice Carey, Executive Director, Cosmopolitan Chamber of Commerce Michael T. Carrigan, Secretary-Treasurer, Illinois AFL-CIO James W. Compton, President, Chicago Urban League Mike Fitzgerald, Business Manager, International Brotherhood of Electrical Workers, Local 134 John T. Hooker, Senior Vice President, Legislative & External Affairs, ComEd Phillip Jackson, Executive Director, The Black Star Project Donald P. Jacobs, Ph.D., former Dean, Kellogg School of Management Mary Gonzalez-Koenig, President, CEO and Founder, Spanish Coalition for Jobs Colleen McShane, President, Illinois Restaurant Association Paul O'Connor, Executive Director, World Business Chicago Philip R. O'Connor, Vice President, Constellation NewEnergy, former ICC Chairman Juan Rangel, CEO, United Neighborhood Organization (UNO) Jerry Roper, President and CEO, Chicagoland Chamber of Commerce Deborah Sawyer, President and CEO, Environmental Design International Tom Villanova, President, Chicago and Cook County Building and Construction Trades Council David F. Vite, CEO, Illinois Retail Merchants Association Doug Whitley, President and CEO, Illinois State Chamber of Commerce

Chicago Sun-Times, Editorial, 9-16-05 People certainly deserve good service at a reasonable price. But they also deserve a reliable power grid and a dependable supply of electricity. As the 1990s' power crisis in California demonstrated, a retail rate cap can fatally hurt the ability of a utility buying power in an unregulated wholesale market to keep up with demand. Clark says a continued freeze could downgrade ComEd's credit rating to junk status, making it difficult to purchase energy at reasonable prices and maintain transmission lines. ComEd shouldn't be prohibited from acting in its own best interest - especially if, in the end, it also will be in ours. Now Is The Time . . . .

Appendix

Note: Items may not add due to rounding. Exelon Consolidated (in Millions, except EPS) GAAP Earnings to Adjusted (non-GAAP) Operating Earnings - YTD ended June 30

Exelon's outlook for 2005 adjusted (non-GAAP) operating earnings excludes unrealized mark-to-market adjustments from non-trading activities, income resulting from investments in synthetic fuel-producing facilities, the financial impact of the company's investment in Sithe and certain severance costs. The outlook for 2006 adjusted (non-GAAP) operating earnings is Exelon stand-alone and excludes unrealized mark- to-market adjustments from non-trading activities and income resulting from investments in synthetic fuel-producing facilities. These estimates do not include any impact of future changes to GAAP. Earnings guidance is based on the assumption of normal weather. 2005/2006 Earnings Guidance

Appendix:
Reconciliation of GAAP Reported and Adjusted (non-GAAP)
Operating Earnings per Diluted Share

2001 GAAP Reported EPS	$2.21
Cumulative effect of adopting SFAS No. 133	(0.02)
Employee severance costs	0.05
Litigation reserves	0.01
Net loss on investments	0.01
CTC prepayment	(0.01)
Wholesale rate settlement	(0.01)
Settlement of transition bond swap	—
2001 Adjusted (non-GAAP) Operating EPS	$2.24

2002 GAAP Reported EPS	$2.22
Cumulative effect of adopting SFAS No. 141 and No. 142	0.35
Gain on sale of investment in AT&T Wireless	(0.18)
Employee severance costs	0.02
2002 Adjusted (non-GAAP) Operating EPS	$2.41

2003 GAAP Reported EPS	$1.38
Boston Generating impairment	0.87
Charges associated with investment in Sithe Energies, Inc.	0.27
Severance	0.24
Cumulative effect of adopting SFAS No. 143	(0.17)
Property tax accrual reductions	(0.07)
Enterprises’ Services goodwill impairment	0.03
Enterprises’ impairments due to anticipated sale	0.03
March 3 ComEd Settlement Agreement	0.03
2003 Adjusted (non-GAAP) Operating EPS	$2.61

2004 GAAP Reported EPS	$2.78
Charges associated with debt repurchases	0.12
Investments in synthetic fuel-producing facilities	(0.10)
Severance	0.07
Cumulative effect of adopting FIN No. 46-R	(0.05)
Settlement associated with the storage of spent nuclear fuel	(0.04)
Boston Generating 2004 impact	(0.03)
Charges associated with investment in Sithe Energies, Inc.	0.02
Costs related to proposed merger with PSEG	0.01
2004 Adjusted (non-GAAP) Operating EPS	$2.78

Note: EPS figures reflect 2-for-1 stock split effective 5/5/04. Three-year 2004/2001 compound annual growth rate (CAGR): $2.78/$2.21 = 7.9% based on GAAP reported results. Three-year 2004/2001 CAGR: $2.78/$2.24 = 7.5% based on adjusted (non-GAAP) operating results.

Office of the Governor
207 state capitol, springfield, illinois 62706
Rod R. Blagojevich
     Governor
     August 31,2005
     Dear Commissioners.
I have been closely following the developments of Commonwealth Edison’s (“ComEd”) proposal before the Illinois Commerce Commission (“ICC”) to approve a procurement process (in this instance, a “reverse auction” has been proposed) that will result in the purchase of wholesale power at market-based prices (docket No. 05-0159). Please make this document available to all parties to this proceeding and make it a part of the record of docket No. 05-0159 as the position of an interested party.
The road towards deregulation of the electric industry began in 1997 with amendments to the Public Utilities Act (“PUA”). Deregulation is based upon the predicate that regulation is unnecessary in a competitive market. A competitive market will drive down retail rates and make regulation unnecessary. However, in 2001, this transition period was extended because competition had not yet developed. To date, this competition has still not yet developed for most markets especially the market for residential ratepayers. Therefore, the principles of deregulation have not been achieved.
The PUA only authorizes the Commission to approve market-based rates for customers who take electric service that has been declared “competitive” pursuant to Section 16-113 of the Act. Rate increases are unjustified and the ICC is without authority to approve the market-based rates for the procurement of power, including the reverse auction, until this service has been declared “competitive.”
I appointed members of the Commission to protect the consumer. It is your job to ensure that rates remain just and reasonable, and to reject filings that circumvent the law or the intention of the law. I consider an approval of a reverse auction procurement process of market-based rates for wholesale power either a serious neglect of duty or gross incompetence by the ICC.
I will take whatever action is necessary to protect the public and ensure that the law is followed. Unless and until a competitive market develops, the request for higher rates must be rejected.

Therefore, I urge you to uphold your duty to properly apply the law, protect Illinois consumers, and refuse to abandon the long-standing consumer protections provided by the PUA, I request that you dismiss ComEd’s request for approval of the market-based rates of a reverse auction requested in Rider CCP of docket number 05-0159 and any current or future filing authorizing a reverse auction or any similar procurement process. I urge you to declare that competition does not exist in the residential market and therefore refuse to approve any retail rate filing or tariff that utilizes any such procurement process.
Sincerely,

/s/ Rod R Blagojevich

ROD R BLAGOJEVICH Governor